INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Comcast Corporation and its subsidiaries (the "Company") on Form S-3 and S-8 of our report on Cable London PLC and subsidiaries dated February 28, 1997, incorporated by reference in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1996.


Registration Statements on Form S-8:

Title of Securities Registered                  Registration Statement Number

The Comcast Corporation Retirement Investment Plan          33-41440

The Comcast Corporation Retirement Investment Plan          33-63223

Storer Communications Retirement Savings Plan               33-54365

Stock Option Plans                                          33-25105

Stock Option Plans                                          33-56903

The 1996 Comcast Corporation Stock Option Plan              333-08577

The 1996 Comcast Corporation Deferred Compensation Plan     333-18715


Registration Statements on Form S-3:

Title of Securities Registered

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-40386

Class A Special Common Stock, $1.00 par value               33-46988

Senior Debentures, Senior Subordinated Debentures
and Subordinated Debentures                                 33-57410

Senior Debentures; Senior Subordinated Debentures;
Subordinated Debentures; Preferred Stock, without par
value; Depository Shares representing Preferred Stock;
Class A Common Stock, $1.00 par value; Class A Special
Common Stock, $1.00 par value and Warrants                  33-50785

Class A Special Common Stock, par value $1.00 per share     333-06161


/s/ Deloitte & Touche

London, England
March 26, 1997